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                                                                    EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the use of our report dated December 6, 1995 included in this registration statement and to all references to our Firm included in or made a part of this registration statement.

                                                 /S/ ARTHUR ANDERSEN LLP
                                                 ARTHUR ANDERSEN LLP

St. Louis, Missouri
July 10, 1996